EXHIBIT 10.5

CLOSING AGREEMENT

Reference is hereby made to the Escrow Agreement dated as of the 29th day of February, 2012 (the “Escrow Agreement”) by and among SpectrumDNA, Inc., a Delaware corporation (“SpectrumDNA”), SpectrumDNA Studios, Inc., a Delaware corporation (“SpectrumDNA Studios”) (SpectrumDNA and SpectrumDNA Studios collectively referred to herein as the “Company”), James Banister, an individual (“Banister”), Parrish Ketchmark, an individual (“Ketchmark”), and Kaye Cooper Fiore Kay & Rosenberg, LLP (the “Escrow Agent”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned parties hereby agree and acknowledge as follows:

1.  The Escrow Agent hereby acknowledges that it has received from all relevant parties counterpart signatures by facsimile or pdf transmission of all Initial Closing Date Transaction Documents and Final Closing Date Transaction Documents which require execution and has received by pdf transmission copies of Banister’s Equity Securities (except with respect to Banister’s warrants, Banister has executed a Lost Warrant Indemnity Agreement) and stock powers with Medallion Guarantee (the “Stock Powers”).

2.  The Company hereby confirms that it has obtained consent of the holders of a majority of the issued and outstanding shares of common stock of SpectrumDNA in favor of the transaction contemplated by the Assignment Agreement.

3.  As a result of the foregoing, the undersigned parties hereby (i) acknowledge and agree that the Initial Closing Date and the Final Closing Date (together, the “Closing Date”) has occurred as of April 16, 2012, which the parties agree is in full compliance with the terms and conditions of all of the Initial Closing Date Transaction Documents and Final Closing Date Transaction Documents notwithstanding anything to the contrary contained in any of such documents, (ii) waive any provision in any of the Initial Closing Date Transaction Documents and Final Closing Date Transaction Documents which contemplates an earlier Closing Date, and (iii) authorize the Escrow Agent to immediately disburse the documents and the Offering Proceeds to the parties pursuant to the terms of the Escrow Agent.

4.  Banister agrees to promptly provide the original share certificates representing Banister’s Equity Securities and the original executed Stock Powers to the Escrow Agent.

5.  Each of the parties agrees to perform any and all acts and execute and deliver such other documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of the transactions contemplated by the Escrow Agreement.

6.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

7.  Any and all obligations hereunder shall survive the Closing Date.

8.  To the extent any conflict exists in any of the terms and conditions of the Escrow Agreement and any of the Initial Closing Date Transaction Documents and Final Closing Date Transaction Documents, on the one hand, and any of the terms and conditions of this Agreement, on the other hand, this Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 16, 2012.

SPECTRUMDNA, INC.

	By:	/s/ Rebecca Hershinger
Rebecca Hershinger
Chief Financial Officer

SPECTRUMDNA STUDIOS, INC.

	By:	/s/ Rebecca Hershinger
Rebecca Hershinger
Chief Financial Officer

/s/ James Banister
JAMES BANISTER

/s/ Parrish Ketchmark
PARRISH KETCHMARK

Escrow Agent:	KAYE COOPER FIORE
KAY & ROSENBERG, LLP

	By:	/s/ David M. Kaye
David M. Kaye, Esq.
Partner